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                                                                    EXHIBIT 99.1

                                   [AMERICAN PHYSICIANS CAPITAL INC. LETTERHEAD]
NEWS RELEASE

For Immediate Release                 Contacts: Ann Storberg, Investor Relations
                                                (517) 324-6629

              AMERICAN PHYSICIANS CAPITAL, INC. ANNOUNCES DEPARTURE
                             OF SUBSIDIARY EXECUTIVE

         EAST LANSING, Mich. (July 16, 2003) American Physicians Capital, Inc. (APCapital) (NASDAQ: ACAP) today announced that Raymond Jacobsen, Chief Executive Officer of the Company's workers' compensation business unit, has submitted his resignation effective immediately. APCapital's President and Chief Executive Officer, William B. Cheeseman will oversee the workers' compensation business unit until management selects a successor.
         "We remain committed to our two core lines of business, medical professional liability and workers' compensation," stated William B. Cheeseman. "With the favorable market conditions in the medical professional liability sector, we will continue to grow this line aggressively in targeted markets. We will maintain our profitable workers' compensation book and grow this line of business at a moderate rate until market conditions change."
         American Physicians Capital, Inc. is a national provider of medical professional liability coverage and workers' compensation, through American Physicians Assurance Corporation and its other subsidiaries. The group of companies is rated A- (Excellent) by A. M. Best and A- by Standard & Poor's. Further information about the companies is available on the Internet at www.apcapital.com.

FORWARD-LOOKING STATEMENT: Certain statements made by American Physicians Capital, Inc. in this release may constitute forward-looking statements within the meaning of the federal securities laws. While we believe any forward-looking statements we have made are reasonable, they are subject to risks and uncertainties, and actual results could differ materially. These risks and uncertainties include, but are not limited to the factors listed or discussed in the reports filed by APCapital from time to time with the Securities and Exchange Commission, under the Securities Exchange Act of 1934. APCapital does not undertake, and expressly disclaims any obligation, to update or alter its forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

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